EXHIBIT 99.1

Sun American Bancorp Reports Financial Results for the Year Ended and the Fourth Quarter of 2008

BOCA RATON, Fla., Feb. 13, 2009 (GLOBE NEWSWIRE) -- Sun American Bancorp (the "Company") (Nasdaq:SAMB), the bank holding company for Sun American Bank (the "Bank"), today reported a net loss for the year of $54.5 million or $5.29 per diluted share. In the fourth quarter of 2008 the net loss was $50.8 million or $4.96 per diluted share. The fourth quarter loss for 2008 was driven by non-cash charges of $49.4 million comprised of a goodwill impairment charge of $43 million and a $6.4 million non-cash deferred tax valuation allowance. The goodwill impairment and the deferred tax asset allowance have no impact on ongoing operations and did not affect the Company's regulatory capital, well capitalized status, cash or liquidity. Excluding the goodwill impairment charge and deferred tax valuation allowance, the net loss was $5.1 million for the year and $1.4 million for the fourth quarter after the impact of loan loss provisions of $8.5 million and $2.3 million in the year and fourth quarter respectively. Excluding the goodwill impairment charge, deferred tax valuation allowance and loan loss provision, there would have been operating income of $3.4 million for the year and $1.1 million for the fourth quarter.

Robert Nichols, Chief Financial Officer stated that 'Similar to many banks in 2008, the Company completed its annual evaluation of its goodwill and intangible assets for impairment and, in the current market environment, determined that the fair value of the Company was less than its net equity which required the impairment charge. The Company also analyzed its deferred tax assets and determined that it no longer met the requirements under SFAS No. 109, Accounting for Income Taxes to continue to recognize future tax loss benefits. Accordingly the Company recorded a valuation allowance in an amount equal to its net deferred tax assets resulting in a $6.4 million charge to earnings. These one time write offs are non-cash accounting charges and have no impact on the Company's nor the Bank's cash, liquidity or regulatory capital ratios. The Bank remains well capitalized as measured by regulatory requirements."

2008 Financial Highlights

Balance Sheet

  --   Total assets grew $13.0 million or 2.2% in the year.
  --   Net loans grew $27 million or 6% in the year.
  --   Total deposits grew $63 million or 16% in the year.
  --   Non-performing assets increased to $29.8 million or 4.4% of assets at December 31, 2008 from $7.3 million or 1.26% of
       assets at December 31, 2007.
  --   Allowance for loan losses was 1.12% of total loans after
       charge offs of $9.6 million in the year.
  --   Tangible capital as a percentage of tangible assets was 7.22%
  --   Tangible book value per share was $4.16 at December 31, 2008 compared to $4.96 at December 31, 2007.

Income Statement

  --   Net loss for 2008 was $54.5 million and was $50.8 million in the fourth quarter.
  --   Loan loss provisions for the year were $8.5 million compared to $4.5 million in 2007.
  --   Loan loss provisions in the fourth quarter were $2.3 million compared to $4.3 million in the fourth quarter of 2007.
  --   Net interest margin ("NIM") was 3.44% for 2008, compared to
       4.06% for 2007.
  --   Operating expenses (excluding the write off of goodwill)
       decreased by $1.6 million or 7% in 2008 compared to 2007.

Michael Golden, Chairman, Chief Executive Officer and President of Sun American Bank, stated, "As we are all aware we are in the middle of unprecedented times of what is mostly likely the worst economic down turn since the Great Depression. Our financial results certainly reflect those conditions and will more than likely continue to do so in the near future. We are working diligently with our investment banking firm Keefe, Bruyette & Woods, Inc. to strengthen our balance sheet and regulatory capital ratios. We are facing many challenges during these difficult times but we have not lost our focus to improve our operating performance."

Capital

  --   Sun American Bank is well capitalized at year end with Total,
       Tier 1 and Leverage Capital ratios of 10.98%, 9.86% and 8.30%
       respectively. This compares to the regulatory requirements for a well capitalized financial institution of 10%, 6% and 5%
       respectively.

Liquidity

  --   The Bank's deposit base remains as a stable source to fund loan and investment requirements. Core deposits account for
       66% of the total deposits. The average cost of funds at
       December 31, 2008 was 3.12% compared to 3.82% at December 31,
       2007.

Operating Results

The Company's quarterly net interest income was $3.7 million compared to $4.7 million in the fourth quarter a year ago. This decrease was largely due to interest reversals on non-accruing loans and higher levels of non accruing loans in the quarter. In addition, the average loan portfolio yield decreased from 8.35% in 2007 to 6.99% in 2008. Comparatively, average overall cost of funds decreased from 4.70% for 2007 to 3.59% for 2008.

The NIM for 2008 was 3.44% compared to 4.06% for 2008. The compression of net interest margin in 2008 was due to higher levels of non-performing loans, interest reversals and due to the highly competitive deposit market in 2008.

For the fourth quarter of 2008, the Company recorded $2.3 million in provision for loan losses in response to higher levels of non-performing assets associated with collateral dependent commercial real estate loans. The comparative provision for loan loss for the three months ended September 30, 2008 was $2.2 million and for the fourth quarter of 2007 was $4.4 million. The Company recognized gains on sales of securities of $981,000 in the fourth quarter of 2008 compared to nothing in the fourth quarter of 2007. Operating expenses decreased to $4.9 million for the fourth quarter of 2008, from $5.4 million in the fourth quarter of 2007. The reduction in expenses is attributed to savings associated with staff reduction initiatives, lower compensation costs and reduced premises costs due to closure of two branches in 2008.

For the year ended December 31, 2008, the Company recorded $8.5 million in provision for loan losses again in response to rising levels of non-performing assets associated with collateral dependent commercial real estate loans, compared to a provision of $4.5 million in 2007. The NIM was at 3.44% for 2008 compared to 4.06% for 2007. Net interest income totaled $18.3 million for 2008, compared to $19.9 million for 2007.

Operating expenses (excluding the write off of goodwill and intangible assets) decreased to $20.5 million for 2008, from $22.1 million for 2007. The reduction in expenses is attributed to savings associated with staff reduction initiatives, lower incentive compensation costs and reduced occupancy costs.

Balance Sheet Activity

The Company ended the year with assets of $590.9 million up $13.0 million or 2.2% from $577.9 million at December 31, 2007.

Net loans were $467 million at December 31, 2008, an increase of 6% from $440 million at December 31, 2007.

Total non-performing assets were $29.8 million at December 31, 2008, compared to $7.3 million at December 31, 2007. The ratio of non-performing assets as a percentage of total assets increased to 4.4% at December 31, 2008 from 1.26% at December 31, 2007.

The total allowance for loan losses was $5.6 million at December 31, 2008 after taking charge offs of $9.6 million in the year including $3.3 million of charge offs in the fourth quarter of 2008. This compared to an allowance of $6.5 million at December 31, 2007. The allowance for loan losses as a percentage of the total loan portfolio was 1.12% at December 31, 2008, compared to 1.46% at December 31, 2007. Prior to the fourth quarter loan charge offs the allowance for loan losses was $8.9 million which represented 1.88% of the total loan portfolio.

Non-loan assets declined by $13.9 million in 2008 primarily due to the write off of $43 million of goodwill and intangible assets and the $6.4 million write off of deferred tax assets. These decreases were offset by an increase in investment securities of $27 million.

Total deposits of $443.5 million at December 31, 2008 had increased by $63 million or 16% from December 31, 2007.

The Sun American Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3685

                         SUN AMERICAN BANCORP
                      CONSOLIDATED BALANCE SHEETS

                                          September 30,   December 31,
                                              2008           2007
                                          -------------  -------------
                                           (Unaudited)     (Audited)
 ASSETS
 Cash and due from financial institutions $   5,371,609  $   8,109,917
 Federal funds sold                          11,189,000             --
                                          -------------  -------------
    Total cash and cash equivalents          16,560,609      8,109,917
 Securities available for sale               30,285,750      5,778,655
 Securities held to maturity (fair value
  2008 - $54,170,963, 2007 - $50,940,402)    52,752,317     50,306,758
 Loans, net of allowance for loan losses
  of $5,621,532 and $6,503,508              466,959,119    439,961,953
 Federal Reserve Bank stock                   3,018,150      3,180,900
 Federal Home Loan Bank stock                 3,740,600      4,658,500
 Accrued interest receivable                  2,656,414      2,698,469
 Premises and equipment, net                  9,991,118     11,211,441
 Goodwill                                            --     42,362,255
 Intangibles                                         --      2,719,538
 Other assets                                 4,963,019      6,884,053
                                          -------------  -------------
                                          $ 590,927,096  $ 577,872,439
                                          =============  =============

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Deposits
    Non-interest bearing                  $  43,116,630  $  50,098,536
    Interest bearing                        400,371,612    330,608,180
                                          -------------  -------------
       Total deposits                       443,488,242    380,706,716
 Securities sold under agreements
  to repurchase                              35,916,706     14,983,655
 Federal Home Loan Bank advances             58,000,000     78,000,000
 Notes payable                                7,528,871      2,703,155
                                          -------------  -------------
 Accrued expenses and other liabilities       3,268,828      3,660,365
                                          -------------  -------------
       Total liabilities                    548,202,647    480,053,891

 Minority interest                               14,087         27,359
 Stockholders' equity
    Preferred Stock, $0.01 par value;
     5,000,000 shares authorized:
       Series A - 93,750 issued and
        outstanding at December 31, 2008
       None issued and outstanding at
        December 31,2007                        375,000             --
    Common stock, $.025 par value;
     20,000,000 shares authorized;
      10,934,944 issued and 10,230,466
       shares outstanding at
       December 31, 2008
      10,934,944 issued and 10,632,434
       shares outstanding at
       December 31, 2007                        273,374        273,374
    Additional paid-in capital              106,864,390    105,728,957
    Accumulated deficit                    (60,576,158)    (6,025,754)

    Treasury stock, 704,478 shares at
     December 31, 2008, 302,510 shares at
     December 31, 2007                      (3,574,046)    (1,990,641)
    Accumulated other comprehensive loss      (652,198)      (194,747)
                                          -------------  -------------
    Total stockholders' equity               42,710,362     97,791,189
                                          -------------  -------------
                                          $ 590,927,096  $ 577,872,439
                                          =============  =============

                         SUN AMERICAN BANCORP
                   CONSOLIDATED STATEMENTS OF INCOME

                    Twelve Months Ended         Three Months Ended
                --------------------------  --------------------------
                December 31,  December 31,  December 31,  December 31,
                    2008          2007          2008          2007
                ------------  ------------  ------------  ------------
                 (unaudited)    (audited)   (unaudited)   (unaudited)
 Interest and
  dividend
  income
    Loans,
    including
     fees       $ 31,009,391  $ 34,069,909  $  7,096,021  $  8,571,029
    Securities     4,326,888     3,588,166     1,137,121       945,950
    Federal
     funds
     sold and
     repurchase
     agreements      162,291       718,338        52,465         6,708
                ------------  ------------  ------------  ------------
                  35,498,570    38,376,413     8,285,607     9,523,687
 Interest
  expense
    Deposits      13,939,792    16,544,432     3,716,341     3,897,183
    Other          3,245,015     1,901,078       866,448       928,003
                ------------  ------------  ------------  ------------
                  17,184,807    18,445,510     4,582,789     4,825,186
                ------------  ------------  ------------  ------------

 Net interest
  income          18,313,763    19,930,903     3,702,818     4,698,501

 Provision for
  loan losses      8,545,414     4,519,966     2,345,975     4,364,272
                ------------  ------------  ------------  ------------

 Net interest
  income
  after
  provision
  for loan
  losses          9,768,349    15,410,937     1,356,843       334,229

 Noninterest
  income
    Service
     charges
     on deposit
     accounts      1,779,548     1,991,058       378,391       521,943

    Net gains
     (losses)
     on sales of
     securities      981,176      (11,924)       981,176         (384)
                ------------  ------------  ------------  ------------
                   2,760,724     1,979,134     1,359,567       521,559
 Noninterest
  expense
    Salaries and
     employee
     benefits      9,432,666    10,134,466     2,190,068     2,293,952
    Occupancy
     and
     equipment     5,359,905     5,831,182     1,307,805     1,530,436
    Data
     processing      805,234     1,187,340       138,393       268,062
    Professional
     services      1,105,327     1,424,568       350,180       445,350
    Insurance        613,366       603,868       169,570       177,214
    Advertising      116,113       132,328        24,089        57,167
    Amortization
     of
     intangibles     800,033       794,443       193,906       229,853
    Other          2,250,172     1,971,524       560,751       386,459
                ------------  ------------  ------------  ------------
 Core
  noninterest
  expenses        20,482,816    22,079,719     4,934,762     5,388,493
                ------------  ------------  ------------  ------------
 Goodwill and
  intangible
  impairment      43,045,683            --    43,045,683            --
                ------------  ------------  ------------  ------------
 Total
  noninterest
  expenses        63,528,499    22,079,719    47,980,445     5,388,493
                ------------  ------------  ------------  ------------

 Loss before
  income
  taxes and
  minority
  interest      (50,999,426)   (4,689,648)  (45,264,035)   (4,532,705)

 Minority
  interest
  in net income
  of subsidiary     (13,156)      (15,293)      (12,466)         (683)
                ------------  ------------  ------------  ------------

 Loss before
  provision for
  income taxes  (50,986,270)   (4,704,941)  (45,251,569)   (4,533,388)
                ------------  ------------  ------------  ------------

 Income tax
  (expense)
  benefit        (3,557,887)     1,594,626   (5,509,515)     1,673,029
                ------------  ------------  ------------  ------------

 Net loss       $(54,544,157) $(3,110,315)  $(50,761,084) $(2,860,359)
                ============  ============  ============  ============

 Basic loss
  per share:    $     (5.29)  $     (0.29)  $     (4.96)  $     (0.27)

 Diluted loss
  per share:    $     (5.29)  $     (0.29)  $     (4.96)  $     (0.27)

 Weighted
  average
  number of
  common shares,
  basic          10,320,415    10,733,017    10,230,466    10,649,360

 Weighted
  average
  number of
  common
  shares,
  diluted        10,320,415    10,733,017    10,230,466    10,649,360

                         SUN AMERICAN BANCORP
                         AVERAGE BALANCE SHEET

                               For the years ended December 31,
                     -------------------------------------------------
                                2008                     2007
                     -----------------------  ------------------------
                                        Avg.                      Avg.
                     Average  Interest Yield/  Average  Interest Yield/
                     Balance    (3)     Rate   Balance    (3)    Rate
                     -------- -------- -----   -------- -------- -----
                                    (Dollars in Thousands)
 Assets:
 Interest-earning
   assets:
  Investments(1)     $ 77,851  $ 4,328  5.56%  $ 69,177  $ 3,659  5.29%
  Federal funds
   sold                10,622      162  1.53     13,528      647  4.79
  Net loans:
  Commercial
   loans(2)            26,979    1,507  5.58     33,409    3,035  9.08
  Commercial real
   estate loans(2)    301,299   21,920  7.28    268,480   22,515  8.39
  Consumer loans(2)     4,337      310  7.14      4,747      395  8.33
  Residential real
   estate loans(2)     79,905    5,313  6.65     77,087    6,437  8.35
  Home equity and
   other loans(2)      30,942    1,959  6.33     24,316    1,688  6.94
                     -------- --------         -------- --------
  Net loans(2)        443,462   31,009  6.99    408,039   34,070  8.35
                     -------- --------         -------- --------
 Total interest
  earning assets      531,935   35,499  6.67    490,744   38,376  7.82
                     -------- --------         -------- --------
 Noninterest-
  earning assets       95,616                    68,540
                     --------                  --------
 Total assets        $627,551                  $559,284
                     ========                  ========

 Liabilities and
  Stockholders' Equity:
 Interest-bearing
  liabilities:
   Deposits:
   NOW accounts     $  54,516  $ 1,275  2.34%  $ 88,520  $ 3,529  3.99%
   Money market
    accounts           45,605    1,358  2.98     64,894    2,908  4.48
   Savings accounts    30,583      926  3.03     18,252      686  3.76
   Certificates of
    deposit           249,118   10,381  4.17    181,268    9,421  5.20
                     -------- --------         -------- --------
   Total interest-
    bearing
    deposits          379,822   13,940  3.67    352,934   16,544  4.69
   Federal funds
    purchased,
    securities sold
    under repurchase
    agreements and
    other              30,006      988  3.29      4,957      203  4.10
 Federal Home Loan
  Bank advances        63,424    2,022  3.19     34,026    1,664  4.89
 Other borrowed
  money                 5,719      227  3.97        483       34  7.07
                     -------- -------- -----   -------- -------- -----
 Total interest-
  bearing
  liabilities         478,970   17,177  3.59    392,400   18,445  4.70
                     -------- -------- -----   -------- -------- -----
 Noninterest
  bearing
  liabilities          54,957                    66,384
 Stockholders'
  equity               93,624                   100,500
                     --------                  --------
 Total liabilities
  and stockholders'
  equity              627,551                  $559,284
                     ========                  ========
   Net interest
    income and net
    yield on
    interest-earning
    assets                    $ 18,322  3.44%           $ 19,931  4.06%
                              ======== =====            ======== =====

 (1) Includes investment securities, Federal Reserve Bank stock and
     Federal Home Loan Bank stock.

 (2) Excludes loans for which the accrual of interest has been suspended.

 (3) Includes fee income on loans.

CONTACT:  Sun American Bancorp
          Michael E. Golden, President, Chairman and CEO
          Robert Nichols, CFO
          (561) 544-1908